UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 16, 2012

TOUCHMARK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-53655	20-8746061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Old Milton Parkway, Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 407-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Touchmark Bancshares, Inc., a Georgia corporation (the “Company”), held its annual meeting of shareholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Management’s nominees for election to the Company’s board of directors, as listed in the Company’s proxy statement, were elected for the terms indicated, with the results of the voting as follows:

	Term Expires
	(at annual meeting
Nominee	of stockholders)	Votes For	Votes Withheld	Broker Non-Votes

Pin Pin Chau	2015	2,075,161	17,701	0
Howard Greenfield	2015	2,079,161	13,701	0
Mukund C. Raja	2015	1,977,596	115,266	0
Hasmukh P. Rama	2015	1,977,596	115,266	0

As indicated in the above table, Pin Pin Chau, Howard Greenfield, Mukund C. Raja and Hasmukh P. Rama were elected as Class I directors, for terms expiring at the Company’s 2015 annual meeting of shareholders. The terms of the following Class II directors will continue until the annual meeting in 2013: William Crosby, Yuling R. Hayter, J.J. Shah and Vivian Wong. The terms of the following Class III directors will continue until the annual meeting in 2014: Sudhirkumar C. Patel, Meena J. Shah and Bobby G. Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHMARK BANCSHARES, INC.

Dated: May 18, 2012	By:	/s/ Pin Pin Chau
	Name:	Pin Pin Chau
	Title:	President and Chief Executive Officer